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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3/A Amendment No. 1 of DG FastChannel Inc. of our report dated May 21, 2007 relating to our audits of the financial statements of the advertising distribution business of Point.360 for the two years ended December 31, 2006 which appear in Form S-4/A.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus which is part of this registration statement.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

/s/ Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
November 26, 2007

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm